Enterprise Financial Services Corp 2018 Third Quarter Earnings Webcast

Forward-Looking Statements Some of the information in this report contains “forward-looking statements” within the meaning of and intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified with use of terms such as “may,” “might,” “will, “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “could,” “continue” and the negative of these terms and similar words, although some forward-looking statements may be expressed differently. Forward-looking statements also include, but are not limited to, statements regarding plans, objectives, expectations or consequences of announced transactions and statements about the future performance, operations, products and services of the Company and its subsidiaries. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. You should be aware that our actual results could differ materially from those anticipated by the forward-looking statements or historical performance due to a number of factors, including, but not limited to: our ability to efficiently integrate acquisitions into our operations, retain the customers of these businesses and grow the acquired operations; reputational risks; credit risk; changes in the appraised valuation of real estate securing impaired loans; outcomes of litigation and other contingencies; exposure to general and local economic conditions; risks associated with rapid increases or decreases in prevailing interest rates; consolidation within the banking industry; competition from banks and other financial institutions; our ability to attract and retain relationship officers and other key personnel; burdens imposed by federal and state regulation; changes in regulatory requirements; changes in accounting regulation or standards applicable to banks; and other risks discussed under the caption “Risk Factors” of our most recently filed Form 10-K and in Part II, 1A of our most recently filed Form 10-Q, all of which could cause the Company’s actual results to differ from those set forth in the forward-looking statements. Readers are cautioned not to place undue reliance on our forward-looking statements, which reflect management’s analysis and expectations only as of the date of such statements. Forward-looking statements speak only as of the date they are made, and the Company does not intend, and undertakes no obligation, to publicly revise or update forward-looking statements after the date of this report, whether as a result of new information, future events or otherwise, except as required by federal securities law. You should understand that it is not possible to predict or identify all risk factors. Readers should carefully review all disclosures we file from time to time with the Securities and Exchange Commission (the “SEC”) which are available on our website at www.enterprisebank.com under "Investor Relations." 2

Financial Scorecard Q3 2018 Compared to Q3 2017 Continued Growth in Core EPS* 30% • Drive Net Interest Income Growth in 8% Dollars with Favorable Loan Growth Trends • Defend Core Net Interest Margin* 1 bps • Maintain High Quality Credit Profile 17 bps NPLs/Loans • Achieve Further Improvement in 1% Operating Leverage Enhance Deposit Levels to Support 4% Growth * A Non GAAP Measure, Refer to Appendix for Reconciliation 3

2018 Focus • Achieve Organic Loan and Deposit Growth • Maintain Focus on Long-Term Strategic Development • Improve Overall Sales Culture Through a Refreshed Sales Process and External Message 4

Portfolio Loan Trends 6% Total Loan Growth In Millions $4,252 $4,250 $4,162 $4,067 $3,997 Q3 '17 Q4' 17 Q1' 18 Q2' 18 Q3' 18 5

Commercial & Industrial Loan Trends 9% C&I Growth In Millions $2,038 $2,033 $1,982 $1,919 $1,862 Q3 '17 Q4 '17 Q1 '18 Q2 '18 Q3 '18 6

Portfolio Loan Details QTR LTM Q3 ’18 Q2 ’18 Change Q3 ’17 Change In Millions C&I - General $ 968 $ 990 $ (22) $ 905 $ 63 CRE, Investor Owned - General 841 837 4 771 70 CRE, Owner Occupied - General 480 493 (13) 467 13 Enterprise Value Lending1 442 443 (1) 456 (14) Life Insurance Premium Financing1 379 359 20 331 48 Residential Real Estate - General 309 319 (10) 341 (32) Construction and Land Development - General 310 286 24 301 9 Tax Credits1 257 260 (3) 189 68 Agriculture1 138 128 10 91 47 Consumer & Other - General 126 137 (11) 145 (19) Portfolio Loans $ 4,250 $ 4,252 $ (2) $ 3,997 $ 253 1Specialized categories may include a mix of C&I, CRE, Construction and land development, or Consumer and other loans. 7

Portfolio Loans By Business Unit In Millions Specialized Lending St. Louis $2,335 $2,300 $860 $875 $901 $2,225 Q3 '17 Q2 '18 Q3 '18 Q3 '17 Q2 '18 Q3 '18 Kansas City Arizona $325 $331 $717 $718 $277 $635 Q3 '17 Q2 '18 Q3 '18 Q3 '17 Q2 '18 Q3 '18 8

Deposit Trend In Millions 27.0% 25.8% 25.7% 24.7% 25.2% $4,281 $4,248 $4,210 $4,156 $4,059 Q3 '17 Q4 '17 Q1 '18 Q2 '18 Q3 '18 Deposits DDA % u Last Twelve Months Growth Rate = 4% 9

Earnings Per Share - Q3 2018 Reported vs. Core EPS* $(0.03) $(0.08) $0.97 $0.86 EPS Non-Core Tax Adjustment Core EPS Acquired * A Non GAAP Measure, Refer to Appendix for Reconciliation 10

Earnings Per Share Trend - Q3 2018 Changes in Core EPS* $0.02 $(0.02) $0.86 $0.86 Q2 '18 Net Interest Noninterest Q3 '18 Income Income Note: * A Non GAAP Measure, Refer to Appendix for Reconciliation 11

Core Net Interest Income Trend* In Millions 3.75% 3.73% 3.74% 3.75% 3.74% $46.8 $47.6 $45.4 $44.1 $44.9 8% Core NII Growth Q3 '17 Q4 '17 Q1 '18 Q2 '18 Q3 '18 Core Net Interest Income FTE Core Net Interest Margin Note: * A Non-GAAP Measure, Refer to Appendix for Reconciliation 12

Credit Trends for Portfolio Loans (1) Net Charge-offs In Millions Portfolio Loan Growth $138 33 bps $95 23 bps $90 $70 6bps 8 bps (2) bps $(2) Q3 '17 Q4 '17 Q1 '18 Q2 '18 Q3 '18 Q3 '17 Q4 '17 Q1 '18 Q2 '18 Q3 '18 In Millions Provision for Portfolio Loans Q3 2018 EFSC Peer(2) NPA’s/Assets = 0.32% 0.59% $3.2 NPL’s/Loans = 0.40% 0.72% $2.3 $2.4 $2.4 $1.9 ALLL/NPL’s = 245.8% 141.3% ALLL/Loans = 0.99% 0.96% Q3 '17 Q4 '17 Q1 '18 Q2 '18 Q3 '18 (1) Portfolio loans only, excludes non-core acquired loans; (2) Peer median data as of 6/30/2018 (source: S&P Global Market Intelligence) 13

Core Fee Income* In Millions Core Fee Income Other Core Fee Income Detail $11.1 $1.5 $2.3 $9.0 $0.2 $2.1 $8.4 $8.5 $8.4 $0.2 $0.1 $2.2 $1.7 $1.9 $0.1 $1.8 $0.2 $1.5 $1.5 $0.1 $0.1 $1.8 $0.2 $0.3 $0.1 $0.2 $0.1 $0.6 $0.2 $0.2 $1.4 $2.3 $2.1 $1.9 $1.8 $1.4 $0.1 $0.2 $0.2 $2.9 $3.0 $2.8 $2.9 $3.0 $1.5 $1.5 $1.5 $1.3 $0.9 $2.1 $2.2 $2.1 $2.1 $2.0 Q3 '17 Q4 '17 Q1 '18 Q2 '18 Q3 '18 Q3 '17 Q4 '17 Q1 '18 Q2 '18 Q3 '18 Wealth Management Deposit Services Charge Miscellaneous Swap Fees CDE Other State Tax Credits Mortgage Card Services Note: * A Non-GAAP Measure, Refer to Appendix for Reconciliation 14

Operating Expenses Trend* In Millions 54.0% 51.6% 52.4% 52.2% 50.2% $29.1 $29.2 $29.2 $28.1 $27.1 $15.3 $16.5 $16.6 $16.3 $15.1 $2.4 $2.4 $2.4 $2.4 $2.3 $9.6 $10.4 $10.2 $10.3 $10.5 Q3 '17 Q4 '17 Q1 '18 Q2 '18 Q3 '18 Other Occupancy Employee compensation and benefits Core Efficiency Ratio* Note: * A Non-GAAP Measure, Refer to Appendix for Reconciliation 15

Positive Momentum in Core Earnings Per Share* $0.86 $0.86 $0.84 $0.77 Four-Year CAGR 24% $0.66 $0.59 $0.59 $0.56 $0.49 $0.49 $0.49 $0.47 $0.44 $0.37 $0.38 $0.35 $0.33 Q3 '14 Q4 '14 Q1 '15 Q2 '15 Q3 '15 Q4 '15 Q1 '16 Q2 '16 Q3 '16 Q4 '16 Q1 '17 Q2 '17 Q3 '17 Q4 '17 Q1 '18 Q2 '18 Q3 '18 132% Core EPS Growth from Q3 2014 to Q3 2018 Note: * A Non-GAAP Measure, Refer to Appendix for Reconciliation 16

Third Quarter 2018 Earnings Webcast Appendix

Earnings Per Share - Q3 2018 Year to Date Reported vs. Core EPS* $0.01 $(0.18) $(0.08) $2.81 $2.56 EPS Non-Core Tax Adjustment Other Core EPS Acquired Assets * A Non GAAP Measure, Refer to Appendix for Reconciliation 18

Earnings Per Share Trend - Q3 2018 Year to Date Changes in Core EPS* $0.09 $0.03 $0.40 $(0.26) $0.49 $2.56 $1.81 Q3 '17 Net Interest Portfolio Loan Noninterest Noninterest Income Tax Q3 '18 Income Loss Provision Income Expense Expense Note: * A Non GAAP Measure, Refer to Appendix for Reconciliation 19

Effective Tax Rate Reconciliation YTD 2018 2017 Q4 2017 Federal Tax Rate 21.00% 35.00% 35.00% State Tax, Net of Federal Benefit 2.33% 1.94% 1.94% Excess Tax Benefits (2.13)% (2.47)% (1.25)% Tax Credit Investments (3.87)% (1.89)% (3.62)% Other Tax Adjustments 0.03% (2.28)% (3.90)% Pre-DTA Effective Tax Rate 17.36% 30.30% 28.17% Impact of Tax Law Changes (3.62)% 14.00% 44.30% Ending Effective Tax Rate 13.74% 44.30% 72.47% 20

Use of Non-GAAP Financial Measures The Company's accounting and reporting policies conform to generally accepted accounting principles in the United States (“GAAP”) and the prevailing practices in the banking industry. However, the Company provides other financial measures, such as core net income and core net interest margin and other core performance measures, in this presentation that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company's financial performance, financial position, or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. The Company considers its core performance measures presented in this presentation as important measures of financial performance, even though they are non-GAAP measures, as they provide supplemental information by which to evaluate the impact of non-core acquired loans and related income and expenses, the impact of non-comparable items, and the Company's operating performance on an ongoing basis. Core performance measures include contractual interest on non-core acquired loans but exclude incremental accretion on these loans. Core performance measures also exclude the gain or loss on sale of other real estate from non-core acquired loans, and expenses directly related to the non-core acquired loans and other assets formerly covered under FDIC loss share agreements. Core performance measures also exclude certain other income and expense items, such as executive separation costs, merger related expenses, facilities charges, deferred tax asset revaluation due to U.S. corporate income tax reform, and the gain or loss on sale of investment securities, the Company believes to be not indicative of or useful to measure the Company's operating performance on an ongoing basis. The attached tables contain a reconciliation of these core performance measures to the GAAP measures. The Company believes these non-GAAP measures and ratios, when taken together with the corresponding GAAP measures and ratios, provide meaningful supplemental information regarding the Company's performance and capital strength. The Company's management uses, and believes that investors benefit from referring to, these non-GAAP measures and ratios in assessing the Company's operating results and related trends and when forecasting future periods. However, these non-GAAP measures and ratios should be considered in addition to, and not as a substitute for or preferable to, ratios prepared in accordance with GAAP. In the tables below, the Company has provided a reconciliation of, where applicable, the most comparable GAAP financial measures and ratios to the non-GAAP financial measures and ratios, or a reconciliation of the non-GAAP calculation of the financial measure for the periods indicated. Peer group data consists of median of publicly traded banks with total assets from $2-$10 billion with commercial loans greater than 20% and consumer loans less than 10%. 21

Reconciliation of Non-GAAP Financial Measures

($ in thousands, except per share data)	For the Quarter ended Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	For the Nine Months ended Sep 30, 2018	Sep 30, 2017
CORE PERFORMANCE MEASURES							
Net interest income	$ 48,093	$ 47,048	$ 46,171	$ 47,404	$ 45,625	$ 141,312	$ 129,900
Less: Incremental accretion income	535	291	766	2,503	1,556	1,592	5,215
Core net interest income	47,558	46,757	45,405	44,901	44,069	139,720	124,685
Total noninterest income	8,410	9,693	9,542	11,112	8,372	27,645	23,282
Less: Other income from non-core acquired assets	7	18	1,013	(6)	—	1,038	—
Less: Gain on sale of investment securities	—	—	9	—	22	9	22
Less: Other non-core income	—	649	—	—	—	649	—
Core noninterest income	8,403	9,026	8,520	11,118	8,350	25,949	23,260
Total core revenue	55,961	55,783	53,925	56,019	52,419	165,669	147,945
Provision for portfolio loan losses	2,332	2,385	1,871	3,186	2,422	6,588	7,578
Total noninterest expense	29,922	29,219	29,143	28,260	27,404	88,284	86,791
Less: Other expenses related to non-core acquired loans	12	(229)	14	114	19	(203)	126
Less: Facilities disposal	—	239	—	—	—	239	389
Less: Merger related expenses	—	—	—	—	315	—	6,462
Less: Non-recurring excise tax[3]	682	—	—	—	—	682	—
Core noninterest expense	29,228	29,209	29,129	28,146	27,070	87,566	79,814
Core income before income tax expense	24,401	24,189	22,925	24,687	22,927	71,515	60,553
Total income tax expense	1,802	4,881	3,778	19,820	7,856	10,461	18,507
Less: income tax expense from deferred tax asset revaluation[1]	—	—	—	12,117	—	—	—
Less: Other non-core income tax expense (benefit)[2, 3]	(2,570)	736	438	1,011	465	(1,396)	(129)
Core income tax expense	4,372	4,145	3,340	6,692	7,391	11,857	18,636
Core net income	$ 20,029	$ 20,044	$ 19,585	$ 17,995	$ 15,536	$ 59,658	$ 41,917
Core diluted earnings per share	$ 0.86	$ 0.86	$ 0.84	$ 0.77	$ 0.66	$ 2.56	$ 1.81
Core return on average assets	1.45%	1.48%	1.49%	1.37%	1.21%	1.47%	1.14%
Core return on average common equity	13.54%	14.14%	14.34%	12.84%	11.13%	14.00%	10.69%
Core return on average tangible common equity	17.28%	18.22%	18.64%	16.71%	14.50%	18.03%	13.66%
Core efficiency ratio	52.23%	52.36%	54.02%	50.24%	51.64%	52.86%	53.95%

[1] Deferred tax asset revaluation associated with U.S. corporate income tax reform.

[2] Other non-core income tax expense calculated at 24.7% of non-core pretax income for 2018. For 2017, the calculation is 38.0% of non-core pretax income plus an estimate of taxes payable related to non-deductible JCB acquisition costs.

[3] Income tax for the quarter ended September 30, 2018, includes a $2.7 million income tax planning benefit, associated with the excise tax expense, recognized upon finalization of the Company's 2017 tax returns.

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Third Quarter 2018 Earnings Webcast Q & A